UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[_] Definitive Proxy Statement
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[_] Soliciting Material Pursuant to § 240.14a -12

ATMEL CORPORATION

(Name of Registrant as Specified In Its Charter)

GEORGE PERLEGOS

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following press release was issued on May 17, 2007.

Investor Contacts:	Media Contacts:
MacKenzie Partners, Inc.	Sard Verbinnen & Co
Dan Burch/Larry Dennedy	Hugh Burns/Lesley Bogdanow: 212-687-8080
1-800-322-2885	Paul Kranhold/Andrew Cole: 415-618-8750

ATMEL SHAREHOLDERS URGED BY INDEPENDENT NOMINEES TO PROTECT THEIR INVESTMENT

Use New Green Proxy Card to Support Independent Nominees

San Jose, Calif., May 17, 2007 – The Independent Nominees to the Board of Directors of Atmel Corporation (Nasdaq: ATML) (the “Independent Nominees”) today reiterated the need to add Independent Nominees to the Atmel board to drive shareholder value and provide additional experience and independent oversight.

Shareholders who have not yet voted or who are considering changing their vote need to consider the following:

•	Laub-Sugishita has a track record of failure: revenue and cash generation have declined in each quarter since they took over.

•	The Laub-Sugishita board needs independent oversight: leading corporate governance expert ISS believes Atmel needs three new independent board members, including our nominee Brian Bean.

•	ISS recommends removing Chaiho Kim from the Atmel Board.

•

Laub-Sugishita spends more time on character assassinations than on presenting a credible plan: the personal attacks levied against the Independent Nominees are replete with mischaracterizations and disingenuous statements that are indicative of the complete lack of ethics and moral scruples the Laub-Sugishita team has consistently exhibited.

•

Laub-Sugishita has offered no viable plan to maximize shareholder value: this management team has made no commitment to divest any business, nor has it given specific criteria for what businesses it will allegedly exit.

•	Atmel cannot achieve 50% margins with its current board and management or its current plan: Laub-Sugishita have committed to retaining businesses that will dilute Atmel’s margins.

•	Laub-Sugishita has made no commitment to return capital to shareholders: with no specific plan to divest businesses, Atmel cannot give you any assurance that they will return capital like the Independent Nominees will do with our $500 million to $1 billion share repurchase program.

•

Our plan can generate an additional $2 billion in shareholder value: the Independent Nominees have laid out a road map to make Atmel a high-growth, high margin, pure-play microcontroller business, initially with a $900 million revenue business and an expected valuation multiple of 5-6 times revenue based upon industry comparables. The difference could be as much as $2 billion.

The Independent Nominees stated: “We are offering a legitimate plan – not just a series of empty promises – and we have publicly identified specific lower margin, slow growth and capital intensive businesses we will exit in order to make Atmel a pure-play microcontroller company. Our plan should achieve gross margins in excess of 50% and operating margins of 25% and is the only way Atmel can achieve the valuation shareholders deserve.”

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ATMEL SHAREHOLDERS ARE STRONGLY URGED TO SIGN AND RETURN THE NEW GREEN PROXY CARD, EVEN IF THEY SIGNED AND RETURNED THE PREVIOUS PROXY CARD. Atmel shareholders can review the Independent Nominees’ plan, credentials and other important information at www.improveatmel.com or www.sec.gov.

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This press release contains forward looking statements which are included solely for the purpose of illustrating how the nominees plan to increase shareholder value so that you can cast an informed vote at the May 18, 2007 Special Meeting of Shareholders. As you know, predictions of future results are inherently uncertain and future results may differ materially from those set forth in these forward looking statements. While these forward looking statements were prepared based on the best information available to George Perlegos and the nominees, they were not prepared with the benefit of access to the company’s books and records and the accuracy and completeness of financial and other information obtained from publicly available sources and used in preparing these forward looking statements has not been independently verified. As a result, there can be no assurance that the estimates and assumptions underlying these forward looking statements conform to the current state of affairs at the company, that the nominees, if elected and having the benefit of access to the company’s books and records, will not determine that the best interests of shareholders require that modifications be made to the implementation of their plan to increase shareholder value or that the results or performance of the company as a result of the implementation of the nominees’ plan to increase shareholder value, whether or not modified, will not differ materially from the forward looking statements contained in this press release.

This press release constitutes proxy solicitation material and is intended solely to inform shareholders so that they may cast an informed vote at the Special Meeting of Shareholders. Except as provided by the federal securities laws, this press release may not be relied upon or used for any other purpose, including for purposes of making an investment decision with respect to the company’s securities.

Shareholders are advised to read the definitive proxy statement and other documents related to the solicitation of proxies filed by George Perlegos for use at the May 18, 2007 Special Meeting of Shareholders because they contain important information. The definitive proxy statement and a form of proxy have been mailed to shareholders of the company and, along with other relevant documents, are available at no charge at the Securities and Exchange Commission’s website at http://www.sec.gov or by contacting Mackenzie Partners, Inc. by telephone at (800) 322-2885 or by e-mail at proxy@mackenziepartners.com. Information relating to George Perlegos and the nominees, who are the participants in the proxy solicitation, is contained or referred to in the definitive proxy statement.